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                                                                    EXHIBIT 10.5

                                  COMMERCIAL

                              OFFER AND ACCEPTANCE

                           (Unimproved Real Property)


     1) PARTIES AND PROPERTY. Bank of the Ozarks, WCA ("Purchaser") agrees to buy, and the undersigned seller ("Seller"), agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of Pulaski, Arkansas (the "Property"): known as approximately 2.75 acre tract, triangular in shape, bounded by Chenal Parkway on the north and West Markham Street on the south, together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded, and called the Property. (See Attachment "A" & "A1")

     2) PURCHASE PRICE AND TERMS. Subject to the adjustments and prorations hereinafter described, the total purchase price will be $1,916,640.00 based upon an estimated gross area of 119,790 square feet. The total purchase price shall be the product of $16.00 per square foot times actual gross area. The term "gross area" shall mean the total number of square feet contained in the Property. The actual gross area shall be determined by survey of the property prepared by a registered surveyor selected and approved by both Seller and Purchaser. The total purchase price shall be adjusted for the difference between the estimated and the actual gross area. The purchase price shall be payable by Purchaser as follows:

     (a) Earnest Money.  $25,000 to be paid by Purchaser upon acceptance of this
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     Contract to be held in escrow by Standard
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     Abstract and Title Company of Little Rock, Arkansas ("Escrow Agent").

     (b) Cash at Closing.  The balance of the Final Purchase Price, subject to
         ---------------
     adjustments and prorations, to be paid by Purchaser at closing in cash, electronic transfer funds, certified check, or cashier's check.

     3) ASSIGNMENT. This contract shall be assignable by Purchaser, but only to an affiliate or related party of Purchaser, without Seller's prior written consent. This contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parities.

     4) EVIDENCE OF TITLE. Seller shall furnish to Purchaser, at Seller's expense, a current commitment for owner's title insurance policy in an amount equal to the purchase price within fifteen (15) calendar days after acceptance of this Contract. Copies of all documents and instruments shown as exceptions in the title commitment shall be furnished at the same time as the title commitment. seller shall have the title insurance policy delivered to Purchaser as soon as practicable after closing and pay the premium at closing. Additionally, Seller shall furnish to Purchaser, within thirty (30) days after acceptance of this contract, and at Seller's expense, a current boundary survey of the property performed by a registered professional surveyor and complying with ALTA minimum standards. Such boundary survey shall include a legal description of all portions of the property unquestionably owned by Seller and not subject to the current

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boundary dispute and a second legal description including all property which
Seller believes that it owns but which is subject to a dispute of ownership. In addition, Purchaser may, at its sole expense, arrange for a current topographical survey of the property to be preformed by a registered professional surveyor and complying with ALTA minimum standards. Upon closing, the cost of said topographical survey shall be credited to Purchaser as part of the Final Purchase Price. Purchaser agrees that Development Consultants Incorporated is an acceptable registered professional surveyor.

     5)   TITLE.

     (a) Title Review.  Purchaser shall have the right to inspect the title
         ------------
     commitment. Written notice by Purchaser of unmerchantability of title or of any other unsatisfactory title condition shown by the title commitment be signed by or on behalf of Purchaser and given to Seller or Listing company on or before ten (10) calendar days after Purchaser's receipt of title commitment or, after such ten (10) day period, within five (5) calendar days after receipt by Purchaser of any documents or endorsements adding new exceptions to the title commitment. If Seller or Listing company does not receive Purchaser's notice of unmerchantable or unsatisfactory title by the date(s) specified above, Purchaser shall be deemed to have accepted the condition of title as disclosed by the title commitment as satisfactory. Seller shall provide such affidavits and information to the title insurance company as

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     required to delete customary exclusions and exceptions for survey matters, mechanics and materialman lien matters, and rights of parties in possession.

     (b) Matters Not Shown by the Public Record.  Seller shall deliver to
         --------------------------------------
     Purchaser within ten (10) calendar days after acceptance of this Contract true copies of all lease(s) and survey(s) in Seller's possession pertaining to the Property and shall disclose to Purchaser all easements, liens or other instruments not shown by the public records of which Seller has actual knowledge. Seller shall disclose to Purchaser in writing within ten
     (10) calendar days after acceptance of this Contract, any information actually known, without investigation or duty to investigate, to Seller that would affect the value of the Property regarding litigation, building restrictions, zoning, soil conditions, environmental studies, flood plain or floodway existence. In addition to Seller's assistance and obligations elsewhere herein, Seller shall cooperate with the Purchaser in obtaining permits, consents, easements, and other legal processes affecting the Property necessary for Purchaser to purchase the Property. Purchaser shall have the right to inspect the Property to determine if any third party(s) has any right in the property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on

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     behalf of Purchaser and given to Seller or Listing Company within fifteen
     (15) calendar days after receipt of all documents or information regarding matters not shown in public records.

     (c) Right to Cure.  If Seller or Listing Company receives notice of
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     unmerchantability of title or any other unsatisfactory title condition(s)
     or matters as provided in Subsection (a) or (b) above, Seller shall use best efforts to correct said unsatisfactory title condition(s) on or before thirty (30) days from the date Seller or Listing Company receives said notice (the "Cure Period"). If Seller fails to correct said unmerchantability of title, unsatisfactory title condition(s) or other matters on or before the last day of the Cure Period, this Contract shall then terminate; provided, however, Purchaser may, by written notice received by Seller or Listing Company on or before seven (7) days after the end of the Cure Period, waive objection to said unsatisfactory title condition(s) or Purchaser and Seller may elect to extend the Cure Period for up to a maximum of sixty (60) additional days.

     6)  DATE OF CLOSING.  The date of closing shall be no later than fifteen
(15) days after all conditions of this Offer and Acceptance have been satisfied or withdrawn, or such earlier date set by mutual agreement, but in no event shall be later than March 15, 1997.

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     7)  TRANSFER OF TITLE.  Subject to tender of payment at closing as required hereon and compliance by Purchaser with the other terms and provisions hereof; Seller shall execute and deliver a general warranty deed to Purchaser at closing conveying the Property free and clear of all liens, claims and encumbrances except the general real property and special improvement district taxes for the year of closing, except those matters reflected by the title commitment accepted by Purchaser in accordance with subsection 5(a), and subject to building and zoning regulations.

     8) PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before the time of settlement from the proceeds of this transaction or from any other source, with evidence of satisfaction furnished to Purchaser at closing.

     9) CLOSING COSTS, DOCUMENTS AND SERVICES. On the closing date, the parties shall execute and deliver a memorandum of the closing to acknowledge delivery and acceptance of the items required, the satisfaction of the conditions precedent to closing and the status of performance of other provisions of this Contract.

     10) PRORATIONS. General and special improvement district taxes for the year of closing, based on the most recent levy and the most recent assessment, prepaid contracts, rents, water and sewer charges, owner's association dues, and interest on continuing loan(s), if any, shall be prorated to date of closing. The cost of revenue stamps shall be paid equally by Purchaser and Seller. Other closing costs shall be paid by Seller and Purchaser in

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accordance with local custom. Except as otherwise provided herein, Purchaser and
Seller shall each bear their own costs and expenses.

     11) POSSESSION. Possession of the property shall be delivered to Purchaser at closing.

     12) TIME AND ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

     (a)  IF PURCHASER IS IN DEFAULT:

          1.   Liquidated Damages.  All payments and things of value received
               ------------------
               hereunder shall be forfeited by Purchaser and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in Subsection (c)) are SELLER'S SOLE AND ONLY REMEDY for Purchaser's failure to perform the obligations of this Contract Seller expressly waives the remedies of specific performance and additional damages.

     (b)  IF SELLER IS IN DEFAULT:

          Purchaser may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be returned. Purchaser may exercise all other remedies and

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rights available at law or in equity, including specifically the remedies of specific performance and additional damages.

     (c) COSTS AND EXPENSES.

         Notwithstanding anything to the contrary, in the event of any litigation or arbitration arising out of this contract, the court or arbitrator shall award to the prevailing party all reasonable costs and expense, including attorney fees.

     13) CONDITION OF PROPERTY. Purchaser may, at Purchaser's sole cost, within thirty (30) days from full execution of this Contract, cause to be prepared a written report of a site assessment and environmental audit, in scope, form and substance, and prepared by an independent, competent and qualified party, satisfactory to the Purchaser (the "Environmental Audit"), a copy of which shall be provided to Seller at no cost to Seller upon receipt by Purchaser. Purchaser shall have full and complete access to the Property and all information of Seller with respect thereto for purposes of conducting the Environmental Audit or any other tests, assessments or inspections of the Property Purchaser may choose to undertake. Seller shall disclose to Purchaser, in writing, any information actually known to Seller, without investigation or duty to investigate, concerning the environmental condition of the Property on or before ten (10) days after acceptance of this contract.

     Seller hereby grants to Purchaser and the Purchaser's agents the right to enter upon the property at any time during the term of this Contract to make surface and subsurface inspections or for any

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other purposes related to Purchaser's requirements to acquisition and use of the property, provided, however, that Purchaser shall repair any damage made to the property as a result of said inspection. There will be no tree removal larger than 3-inch caliper without Seller's prior written approval, which approval will not be unreasonably withheld. Purchaser will hold Seller harmless from any injury to property or persons arising as a result of or from Purchaser's or Purchaser's agent's activities on the property.

     Seller acknowledges and agrees that Purchaser shall not be obligated to purchase the Property if, in Purchaser's sole exclusive judgment based on the Environmental Audit, or other information received or obtained by Purchaser, the use or condition of the Property or any part thereof, poses a health or safety hazard, or subjects the Purchaser to actual or potential financial exposure to environmental liability, response or remediation cost.

     14)  AGENCY DISCLOSURES.  The selling broker, MOSES-NOSARI Real Estate,
                                                   -------------------------
Inc., and its sales agents (Selling Company) represent the Purchaser.  Selling
----
Company owes duties of trust, loyalty and confidence to Purchaser only. While the Selling Company has a duty to treat Seller honestly, the Selling Company is acting on behalf of Purchaser and not Seller. SELLER AND LISTING COMPANY ACKNOWLEDGE PRIOR TIMELY NOTICE BY SELLING COMPANY THAT IT IS PURCHASER'S AGENT.

     Purchaser and Seller acknowledge that Vogel-Jones Realty ("Listing Company") represents the Seller in this transaction.

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Vogel-Jones Realty owes duties of trust, loyalty and confidence to Seller only.
PURCHASER AND SELLING COMPANY ACKNOWLEDGE PRIOR TIMELY NOTICE BY LISTING COMPANY THAT LISTING COMPANY IS SELLER'S AGENT.

     15)  ADDITIONAL PROVISION.

          a) Notwithstanding any other term or provision herein to the contrary, Purchaser to have forty-five (45) days from full execution of this contract in which to evaluate the feasibility of the subject site and to arrange financing. If in Purchaser's sole judgment the subject property is not completely suitable or financing cannot be arranged, Purchaser shall have the absolute right to cancel this Contract with written notice to Seller. Seller agrees to assist Purchaser in any way necessary to obtain the desired rezoning should such rezoning be necessary. All costs associated with said rezoning shall be borne by Purchaser. If this contract is canceled by Purchaser, the earnest money (See
Article 2A) less $10.00 shall be returned to Purchaser within five (5) business days of written cancellation.

          b) Should purchaser determine the site to be satisfactory to Purchaser, then Purchaser shall have an additional forty-five (45) days to obtain all State and Federal regulatory approvals for Purchaser's intended use. Written notice, from Purchaser to Seller, of Purchaser's intent to exercise the additional 45-day approval period shall be provided. If Purchaser is unable to obtain said regulatory approvals necessary, then, on or before the ninetieth
(90th) day of the total feasibility period,

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Purchaser shall notify Seller, in writing, of his intent to terminate this contract and Seller shall return all earnest monies, less $10.00 dollars, to Purchaser, within five (5) business days.

     16) RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Purchaser and Seller acknowledge that the Selling company or the Listing Company have recommended that Purchaser and Seller obtain the advice of their own local counsel regarding examination of title and this Contract.

     17) TERMINATION. In the event this Contract is legally terminated without breach or default by either party, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder.

     18) NOTICE OF ACCEPTANCE/COUNTERPARTS. If this Offer and Acceptance is accepted by Seller in writing and Purchaser receives actual notice of such acceptance on or before December 13, 1996, this document shall become a contract between Seller and Purchaser. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

     19) OTHER NOTICE REQUIREMENTS. Any notice to be given hereunder to the parties shall be in writing and delivered by certified mail, facsimile transmission or hand delivery. Notice to each party shall be sufficient if sent by certified mail, with proper postage affixed, addressed to the party at the address provided below opposite each signature. In the case of facsimile

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transmission and hand delivery, notice shall be effective only when actually received. Each party may change the address for notice by giving notice of such change in accordance with the provisions of this section.

     20) ORGANIZATION IN GOOD STANDING. If either Purchaser or Seller are a partnership or corporation, each party represents and warrants that it is duly organized, existing, and in good standing under the laws of the State of Arkansas. It has full power and authority to carry on its business as presently conducted, to execute and enter into this contract and, in the case of Purchaser subject to customary regulatory approvals, to consummate the transactions contemplated hereby.

     21) STATE OF TITLE AND ESCROW. The Purchaser and Seller acknowledge that the legal description set forth in Attachment A and the topographical map of Attachment A1 are incorrect as set forth as a result of a dispute regarding the definitive location of the west boundary line of the property. Notwithstanding any term of this Contract to the contrary, the Purchaser and Seller acknowledge that the Property is subject to a dispute regarding the correct property line for the west boundary of the Property between the Seller and the owners of the contiguous property to the west (the "Boundary Dispute"). Should this dispute not be resolved prior to closing, pending resolution of the Boundary Dispute, the parties agree that an amount equal to the number of square feet in controversy times the price per square foot under this Contract (the "Escrow Amount") shall be deposited at the time of closing

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with Standard Abstract and Guaranty Company (the "Escrow Agent") pursuant to an escrow agreement. A general warranty deed to the disputed property shall also be deposited with the Escrow Agent. The terms of the escrow agreement shall provide that the Purchaser shall be entitled to that portion of the Escrow Account which equals the number of square feet conveyed to the Purchaser after resolution of the Boundary Dispute times the price per square foot under this Agreement; provided, however, that the Seller shall be entitled to no more than the Escrow Amount regardless of the number of square feet actually conveyed to Purchaser after resolution of the Boundary Dispute. the Purchaser shall be entitled to the balance, if any, in said Escrow Account after payment of the above calculated amount due Seller. Any earnings on the Escrow Account shall be distributed, after payment of the Escrow Agent's fee, In the same proportion as the Escrow Account is distributed after resolution of the Boundary Dispute. The warranty deed held in escrow shall be delivered to the owner as determined upon resolution for the Boundary Dispute. Should the Boundary Dispute not be resolved within sixty (60) months of the date of closing, then the escrowed funds, along with any interest earned thereon, shall be returned to the Purchaser and the warranty deed shall be returned to the Seller. Purchaser acknowledges that it will not be entitled to any of the compensation received by Seller from any third party arising from the Boundary Dispute.

     22) TAX-FREE EXCHANGE. Purchaser agrees, upon request of the seller, to facilitate Seller's effecting tax-free exchange (as that

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term is defined under Internal Revenue Code *Sec. 1031) and to execute such documents as may be necessary or appropriate to accomplish such exchange.

                              PURCHASER

                              BANK OF THE OZARKS, WCA

                              /s/ George G. Gleason
                              -------------------------------------------------

                              Title: Chairman/CEO
                                     ------------------------------------------

                              Date: 12/9/96
                                    -------------------------------------------

                              Address: 425 W. Capitol Ave.,
                                       ----------------------------------------

                              Suite 3100, LR, AR  72201
                              -------------------------------------------------

                              Fax No. 501-374-6344
                                      -----------------------------------------

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                (TO BE COMPLETED BY SELLER AND LISTING COMPANY)


     Seller accepts the above proposal this ____ day of December, 1996.

                              SELLER

                              AMERICAN TAEKWONDO ASSOCIATION, INC.

                              /s/ James E. Wolff, Jr.
                              -------------------------------------------------

                              Title: V.P. & C.O.O.
                                     ------------------------------------------

                              Date: 12/12/96
                                    -------------------------------------------

                              Address: 6210 Baseline Road
                                       ----------------------------------------

                              Little Rock, Arkansas  72209
                              -------------------------------------------------

                              Fax No. 501-568-2497
                                      -----------------------------------------


We hereby agree to the commission split set forth above.

VOGEL-JONES REALTY, INC.

By:
   ------------------------------------

Title:
      ---------------------------------

Date:
     ----------------------------------

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      The Selling Company agrees to the commission split set forth above and confirms the respective agency disclosure set forth in Section 19.

                              Selling Company:

                              Moses-Nosari Real Estate, Inc.
                              -------------------------------------------------

                              By: /s/ Jim Moses
                                  ---------------------------------------------

                              Date: 12-9-96
                                    -------------------------------------------

                              Address: 201 E. Markham, Suite 100
                                       ----------------------------------------

                                       Little Rock, Arkansas, 72201
                                       ----------------------------------------

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                    COMMISSION AND INDEMNIFICATION AGREEMENT


     Seller agrees to pay Vogel-Jones Realty a brokerage commission for service pursuant to this Contract in an amount equal to five percent (5%) of the final purchase price at closing. Said commission shall be shared by Vogel-Jones Realty and Moses-Nosari Real Estate, Inc. in the ratio of fifty percent (50%) to Vogel-Jones Realty and fifty percent (50%) to Moses-Nosari Real Estate, Inc. In consideration for said commission, Moses-Nosari agrees to indemnify and hold Seller and Vogel-Jones Realty harmless from any and all claims by Barnes Quinn Flake and Anderson seeking commission, damages or other remedies arising from the sale of the Property. Vogel-Jones Realty and Moses-Nosari Real Estate, Inc. agree to jointly and severally hold Seller harmless from any and all claims or disputes arising from the sale of the Property between their two companies.

SELLER:
American Taekwondo Association, Inc.


By: /s/ James E. Wolff, Jr.
    --------------------------------

Title: V.P. & C.O.O.
       -----------------------------


     We hereby agree to the commission split and indemnification provision set forth above.

Vogel-Jones Realty            Moses-Nosari Real Estate, Inc.


By: Robert Vogel              By: Jim Moses
    -------------------------     ---------------------------------------------

Title: Broker                 Title: President
       ----------------------        ------------------------------------------

Date: 12-12-96                Date: 12-13-96
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